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                                                                    EXHIBIT 99.1


                      II. VALUATION AND QUALIFYING ACCOUNTS



Allowance for Doubtful Accounts (in millions)



                       Balance at          Additions                                              Balance at
                      Beginning of        Charged to                                                End of
                         Period       Cost and Expenses       Deductions        Other               Period
                    =======================================================================================
December 31, 2000       $31.5              $ 1.0(a)             $4.4(b)        $1.0(c)              $25.1
                                                                                2.0(d)
                    =======================================================================================
December 31, 1999        20.7               14.4(a)              2.9(b)         0.7(c)               31.5
                    =======================================================================================
December 31, 1998        17.4                8.3(a)              5.0(b)         --                   20.7
                    =======================================================================================


(a)    Provision charged to earnings.

(b)    Accounts written-off.

(c)    Adjustments from translating at current exchange rates.

(d)    Adjustments to provision credited to income.